CONSENT OF SUTHERLAND ASBILL & BRENNAN LLP

We consent to the reference to our firm in the prospectus included in Post-Effective Amendment No. 1 to the Registration Statement on Form S-6 for MetLife Investors Variable Life Account One (File No. 33-69522). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities and Exchange Act of 1933.

                                                Sutherland, Asbill & Brennan LLP


                                                     /s/ W. Thomas Conner
                                                By: ______________________
                                                        W. Thomas Conner




Washington, D.C.
April 30, 2002